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                                                                     Exhibit (l)

                               PURCHASE AGREEMENT


         DCM Series Trust (the "Trust"), a Massachusetts business trust, on behalf of the DCM Growth Fund (the "Fund"), and Derby Capital Management (together, the "Purchaser") hereby agree as follows:




         1. The Trust hereby offers to the Purchaser and the Purchaser hereby agree to purchase that number of shares set forth next to the Purchaser's name on Addendum A to this Purchase Agreement at $10.00 per share (hereafter "Shares"). The Shares are the "initial shares" of the Fund. The Trust hereby represents that Firstar Bank, National Association has acknowledged receipt of a purchase confirmation reflecting the purchase of the Shares, and the Trust hereby acknowledges receipt from the Purchaser of funds in the aggregate amount of $100,000 in full payment for the Shares.



         2. The Purchaser represents and warrants to the Trust that the Shares are being acquired for investment purposes and not for the purpose of distribution.



         3. The Purchaser agrees that if it or any direct or indirect transferee of the Shares held by it redeems the Shares prior to the fifth anniversary of the date that the Fund begins its investment activities, the redemption proceeds payable to the Purchaser or such transferee will be reduced by an amount equal to the number resulting from multiplying the Fund's total unamortized costs by a fraction, the numerator of which is equal to the number of Shares redeemed by the Purchaser or such transferee and the denominator of which is equal to the number of Shares of the Fund outstanding as of the date of such redemption, as long as the administrative position of the staff of the Securities and Exchange Commission requires reimbursement to the Trust of such unamortized costs.


         4. The Trust represents that a copy of its Declaration of Trust is on file at the Office of the Secretary of State of the Commonwealth of Massachusetts.

         5. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and shall not be binding upon any individual Trustee, officer or shareholder of the Fund or the Trust.

         6. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 8th day of October, 1999.




Attest:                                          DCM SERIES TRUST

/s/ Frederick P. Callori                         By: /s/ Jonathan J. Derby
----------------------------                        ----------------------------
Frederick P. Callori                             Name: Jonathan J. Derby
                                                      --------------------------
                                                 Title: Vice President
                                                       -------------------------

Attest:


/s/ Frederick P. Callori                         Derby Capital Management
----------------------------
Frederick P. Callori
                                                 By: /s/ Jonathan J. Derby
                                                    ----------------------------
                                                 Name: Jonathan J. Derby
                                                      --------------------------
                                                 Title: ________________________


                                        2
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                        ADDENDUM A TO PURCHASE AGREEMENT



PURCHASER                                            NUMBER OF SHARES                   TOTAL PURCHASE PRICE
---------                                            ----------------                   --------------------
Derby Capital Management                                  10,000                             $100,000



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